UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 21, 2004	Commission File No. 2-64559
(Date of Earliest Event Reported: January 21, 2004)

NATIONWIDE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

OHIO	31-4156830
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Item 5.    Other Events.

On January 21, 2004, Nationwide Life Insurance Company announced that its board of directors has elected M. Eileen Kennedy as (i) Senior Vice President, effective January 27, 2004, and (ii) Senior Vice President-Chief Financial Officer, effective April 1, 2004. Also effective April 1, 2004, Mark R. Thresher will relinquish his title as Chief Financial Officer as part of his transition to President and Chief Operating Officer effective at the next annual meeting of shareholders in May 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE LIFE INSURANCE COMPANY (Registrant)

Date: January 21, 2004	/s/ MARK R. THRESHER

Mark R. Thresher President and Chief Operating Officer – Elect and Chief Financial Officer